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FOR IMMEDIATE RELEASE                                          [FUTURELINK LOGO]

CONTACTS:

FutureLink Investors:                                 FutureLink Press Contacts:
Troy Cleland                                   Philip Little or Michaelle Fields
Investor Relations                                         Rogers Communications
(877) 216-6001                                                    (310) 412-8431
invrel@futurelink.net                                   plittle@rogerscom.com or
                                                           mfields@rogerscom.com


                  FUTURELINK AND MICROSOFT TO JOINTLY ESTABLISH
               R&D LAB AND HOSTED APPLICATION SHOWCASE FACILITIES
                        FOR INDEPENDENT SOFTWARE VENDORS

                 R&D LAB TO ASSIST ISVS IN PREPARING FOR HOSTED
         APPLICATION OFFERINGS; SHOWCASE FACILITIES TO SERVE AS A SALES
              TOOL FOR ISVS TO DEMONSTRATE THEIR APPLICATIONS
  RUNNING IN AN ASP-HOSTED ENVIRONMENT BASED ON WINDOWS 2000 TERMINAL SERVICES;
            MICROSOFT ALSO TO MAKE AN EQUITY INVESTMENT IN FUTURELINK

IRVINE, CALIF. - JUNE 30, 2000 - FutureLink Corp. (Nasdaq: FTRL), one of the first Application Service Providers (ASPs), today announced that it has entered into an agreement with Microsoft to jointly establish an R&D Lab and two Hosted Application Showcase facilities for Independent Software Vendors (ISVs) who wish to provide hosted versions of their applications using Windows 2000 Terminal Services. FutureLink also announced Microsoft is making a $10 million equity investment in the company.

The R&D Lab, which will be located in southern California, will provide technical guidance to ISVs preparing their applications for ASP deployment using Windows 2000 Terminal Services. FutureLink will establish an ASP-Hosted Application Showcase facility in Irvine, Calif., and Microsoft, with assistance from FutureLink, will establish a similar site at the Microsoft Partner Solutions Center in Redmond, Wash. The Hosted Application Showcase facility in Irvine can be used by ISV sales forces and sales channels to demonstrate their hosted applications.

"The establishment of the R&D lab and Hosted Application Showcase facilities will help expand the number of applications available through ASPs and accelerate the trend toward subscription as a cost-effective approach to leveraging the latest business technology," said Philip R. Ladouceur, chairman and chief executive officer of FutureLink. "We appreciate Microsoft's commitment to both FutureLink and the larger ASP marketplace, and are gratified by the opportunity to use our server-based computing expertise to enhance our industry's growth and prominence."

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FutureLink/Microsoft
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"As the opportunities for hosted solutions based on the Windows platform continue to grow, now is the time to meet the needs of ISVs who want to offer their applications as hosted solutions for small and medium sized businesses," said Thomas Koll, vice president, Network Solutions Group, Microsoft. "By tapping into FutureLink's experience with server-based computing in combination with Microsoft products and solution experience, ISVs will have a unique opportunity to meet the needs of their customers."

Today's announcement adds a new component to the existing relationship between Microsoft and FutureLink. In November 1999, FutureLink announced its participation in the Hosted Application Initiative sponsored by Microsoft and Cisco Systems Inc. That same month, FutureLink announced intentions to host Microsoft Office 2000 applications through Microsoft Office Online. In January 2000, FutureLink added Microsoft Exchange 5.5 messaging and collaboration services to its hosted application portfolio. In February, FutureLink announced its intention to standardize its offerings on Windows 2000 Server, and in June, announced its support of Exchange 2000.

Through its data centers, FutureLink allows companies to outsource all computing service and support, and predict and manage the total cost of technology ownership. FutureLink customers subscribe to the application hosting service on a per-seat basis, and can access business-critical software and complete support services over the Internet.

ABOUT FUTURELINK

FutureLink, The Application Utility Company(TM), is one of the founders of the Application Service Provider (ASP) industry and a founding member of the ASP Industry Consortium.

FutureLink's ASP Division provides businesses with off-site, Internet-based computing. The company's Server-Based Computing Division builds application server farms and provides Microsoft application server software integration services. With server-based computing solutions, FutureLink customers manage their own server farms while utilizing FutureLink's consulting expertise. For more information, contact FutureLink toll-free at (877) 216-6001; e-mail: sales@futurelink.net; or visit the FutureLink Web site at http://www.futurelink.net.

                                      # # #

Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the company, including the completion of any acquisition transaction or the achievement of future operating results, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the company from time to time with the Securities and Exchange Commission in the future.

The securities sold to Microsoft will not and have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements.

FutureLink, the FutureLink logo and The Application Utility Company are trademarks and/or registered trademarks of FutureLink, Inc. All other products and services are the trademarks of their respective owners.